NOTE

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

          UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. o                                                               CUSIP No. o
                                                                   ISIN No.US o

                           INTERNATIONAL PAPER COMPANY

                       FLOATING RATE NOTE DUE JULY 8, 2002

         INTERNATIONAL PAPER COMPANY, a New York corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of FOUR HUNDRED MILLION Dollars ($400,000,000) on July 8, 2002, and to pay interest on said principal sum from June 14, 2000 to, but excluding, October 8, 2000 at a rate per annum equal to 7.67% (the "Initial Floating Interest Rate") and thereafter at a rate per annum equal to LIBOR (as defined below) plus 0.8% payable quarterly on January 8, April 8, July 8 and October 8, commencing on October 8, 2000 (each, the "Floating Interest Payment Date"). If any Floating Interest Payment Date (other than the Stated Maturity Date) falls on a day that is not a Business Day, the Floating Interest Payment Date shall be the following day that is a Business Day, except that if such Business Day is in the next succeeding calendar month, the Floating Interest Payment Date shall be the next preceding day that is a Business Day. If the Stated Maturity Date of the Notes falls on a day that is not a Business Day, the payment of principal and interest shall be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the Stated Maturity Date.

         The rate of interest on the Notes shall be reset quarterly (the "Floating Rate Interest Reset Period," and the first day of each Floating Interest Reset Period shall be a "Floating Interest Reset Date"). The Floating Interest Reset Dates shall be January 8, April 8, July 8 and October 8; provided, however, that the interest rate in effect from the date of issue to the first Floating Interest Reset Date with respect to the Notes shall be the Initial Floating Interest Rate. If any Floating Interest Reset Date is a day that is not a Business Day, the Floating Interest Reset Date shall be postponed to the next succeeding Business Day, except that if such Business Day is in the next succeeding calendar month, that Floating Interest Reset Date shall be the next preceding Business Day. Interest payments for the Notes shall be the amount of interest accrued from the date of issue or from the last date to which interest has been paid to, but excluding, the Floating Interest Payment Date or Stated Maturity Date, as the case may be.

         Accrued interest on any Note shall be calculated by multiplying the principal amount of the Notes by an accrued interest factor, to be computed by adding the interest factors calculated for each date in the period for which interest is being paid. The interest factor for each date shall be computed by dividing the interest rate applicable to that day by 360. All percentages used in or resulting from any calculation of the rate of interest on a Note shall be rounded, if necessary, to the nearest one-hundredth-thousandth of a percentage point (.0000001), with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation shall be rounded to the nearest cent, with one-half cent rounded upward. The interest rate in effect on any Floating Interest Reset Date shall be the applicable rate as reset on such date. The interest rate applicable to any day that is not a Floating Interest Reset Date shall be the interest rate from the immediately preceding Floating Interest Reset Date, or, if none, the Initial Floating Interest Rate.

         The "Floating Interest Determination Date" pertaining to a Floating Interest Reset Date shall be the second London banking day preceding that Floating Interest Reset Date. "London banking day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

         "LIBOR" for each Floating Interest Reset Date shall be determined by the Calculation Agent as follows:

         (i) As of the Floating Interest Determination Date, the Calculation Agent shall determine LIBOR as the rate for deposits in U.S. dollars for a period of three months, commencing on that Floating Interest Determination Date, that appears on Page 3750 on Bridge Telerate Inc., or any successor page, at approximately 11:00 a.m., London time, on that Floating Interest Determination Date. If no rate appears, LIBOR in respect of that Floating Interest Determination Date shall be determined as described in (ii) below.

         (ii) With respect to a Floating Interest Determination Date on which no rate appears, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent after consultation with us, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the second London banking day immediately following the Floating Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m. London time, on that Floating Interest Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, LIBOR for the Floating Interest Determination Date shall be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable Floating Interest Reset Date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on that Floating Interest Reset Date, by three major banks in New York City, as selected by the Calculation Agent after consultation with the Company, for loans in U.S. dollars to leading European banks, for a period of three months, commencing on that Floating Interest Reset Date, and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as mentioned above, LIBOR in effect for the applicable period shall be the same as LIBOR for the immediately preceding Floating Interest Reset Period, or, if there was no Floating Interest Reset Period, the rate of interest payable shall be the Initial Floating Interest Rate.

         Upon the request of the Holder, The Bank of New York, as calculation agent (the "Calculation Agent") shall provide the interest rate effective at such time and, if determined, the interest rate that shall become effective on the next Floating Interest Reset Date with respect to this Note.

         This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed on this o day of o, 2000.

                                            INTERNATIONAL PAPER COMPANY

                                            By:________________________________
                                                 Name:
                                                 Title:
Attest:

By:_________________________
     Name:
     Title:




                          CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated_____________________

The Bank of New York,
as Trustee

By:________________________
     Authorized Signatory

                                         REVERSE OF NOTE

         This Note is one of a duly authorized series of Notes of the Company (herein sometimes referred to as the "Notes"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of April 12, 1999, duly executed and delivered between the Company and The Bank of New York as Trustee (the "Trustee"), as supplemented by the Floating Rate Notes Supplemental Indenture dated as of June 14, 2000, between the Company and the Trustee (the Indenture, as so supplemented, the "Indenture"), to which Indenture and all Indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. By the terms of the Indenture, the Notes are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Notes is initially offered in aggregate principal amount as specified in said Supplemental Indenture.

         The Company shall have the right to redeem this Note at the option of the Company, without premium or penalty, in whole or in part (an "Optional Redemption"), beginning on or after July 8, 2001, and the eighth day of each month thereafter, at a redemption price equal to the accrued and unpaid interest on the Notes so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof (the "Optional Redemption Price").

         Any redemption pursuant to the preceding paragraph will be made upon not less than 30 nor more than 60 days' prior notice before the Redemption Date to the Holders, at the Optional Redemption Price. If the Notes are only partially redeemed pursuant to an Optional Redemption, the Notes will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption the Notes are registered as Global Notes, the Depositary shall determine, in accordance with its procedures, the principal amount of such Notes held by each Holder of Notes to be redeemed.

         In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         In the event that a Registration Default (as defined in the Registration Rights Agreement) occurs, then the Company shall pay additional interest (in addition to the interest otherwise due hereon) ("Additional Interest") to the Holder during the period immediately following the occurrence of any such Registration Default in an amount equal to 0.25% per annum (regardless of the number of Registration Defaults) from and including the date on which any such

Registration Default shall occur (subject to the terms of the Registration Rights Agreement) to but excluding the date on which all such Registration Defaults have been cured. The Company shall pay amounts due in respect of Additional Interest on each Interest Payment Date (or, if the Company shall default in the payment of interest on any Interest Payment Date, on the date such interest is otherwise paid as provided in the Indenture).

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Note then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Notes of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Notes of such series. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any
Note issued in exchange therefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. This Global Note is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the Indenture. As provided in the Indenture and subject to certain limitations herein and therein set forth, Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE NOTES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

                             FORM OF TRANSFER NOTICE

         FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

--------------------------------------------------------------------------------

Please print or typewrite name and address including zip code of assignee

--------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ____________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

By:     _________________________

Date:  _________________________

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

                                                                                            Signature of
          Amount of decrease in   Amount of Increase in     Principal Amount of this   authorized signatory of
Date of    Principal Amount of     Principal Amount of     Global Note following such   Trustee or Securities
Exchange     this Global Note        this Global Note         decrease or increase            Custodian
--------  ----------------------   --------------------    --------------------------  -----------------------
